UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2020
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 888-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 30, 2020, Bionano Genomics, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). As of May 15, 2020, the record date for the Annual Meeting (the “Record Date”), 68,746,070 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.
A total of 49,346,357 shares of the Company’s common stock were present at the Annual Meeting in person or by proxy, which represents approximately 71.8% of the shares of the Company’s common stock outstanding as of the Record Date.

Proposal 1. Reverse Stock Split

The Company’s stockholders did not approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation, to effect, at the discretion of the Company’s Board of Directors (the “Board”): (i) a reverse split of the Company’s common stock, whereby each outstanding 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 or 20 shares of common stock would be combined and converted into one share of common stock; and (ii) for reverse splits in the range of 1-for-10 to 1-for-20, a reduction in the number of authorized shares of common stock from 200,000,000 to 40,000,000, 36,363,636, 33,333,334, 30,769,230, 28,571,428, 26,666,667, 25,000,000, 23,529,412, 22,222,222, 21,052,632 and 20,000,000 shares, respectively. The final voting results are as follows:

Votes For	Votes Against	Abstentions
33,044,052	15,841,029	461,276

Proposal 2. Amendment to the Company’s 2018 Equity Incentive Plan.

The Company’s stockholders approved the amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), to, among other things, increase the number of shares of the Company’s common stock authorized for issuance under the 2018 Plan by 4,658,803 shares. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,970,525	9,516,751	457,269	22,401,812

Proposal 3. Election of Directors.
The Company’s stockholders elected the three persons listed below as Class II Directors, each to serve until the Company’s 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Albert Luderer, Ph.D.	24,607,295	2,337,250	22,401,812
Kristiina Vuori, M.D., Ph.D.	24,939,883	2,004,662	22,401,812
Hannah Mamuszka	25,201,268	1,743,277	22,401,812
Proposal 4. Ratification of the Selection of Independent Registered Public Accounting Firm.
The Company’s stockholders ratified the selection of BDO USA, LLP by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The final voting results are as follows:

Votes For	Votes Against	Abstentions
45,634,417	1,669,045	2,042,895

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: July 2, 2020	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive and Financial Officer)